UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2025

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613			59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)			(I.R.S. employer identification no.)

	300 Banyan Blvd., Suite 1101
	West Palm Beach,	FL	33401
	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2025, Dycom Industries, Inc. (the “Company”) announced the appointment of Mr. Stephen O. LeClair to its Board of Directors (the “Board”). Mr. LeClair currently serves as the Executive Chair and Chair of the Board of Core & Main, Inc. (“Core & Main”), a publicly traded company (NYSE: CNM), a leading specialty distributor with a focus on water, wastewater, storm drainage and fire protection products, and related services. Mr. LeClair was appointed Chair of the Board of Core & Main in 2024 and then Executive Chair of Core & Main in 2025. Prior to that, Mr. LeClair served as Core & Main’s Chief Executive Officer from August 2017 to March 2025. He also served as president of HD Supply Waterworks (“HD Supply”) and as president of HD Supply Lumber and Building Materials until its divestiture to ProBuild Holdings in 2008. LeClair joined HD Supply in 2005 as senior director of operations and served as HD Supply’s Chief Operating Officer from 2008 to 2011 and as its President from 2011 to 2017. Prior to that, he was senior vice president of General Electric (GE) Equipment Services. He held progressively responsible roles at GE Appliances and Power Generation in distribution, manufacturing and sales. During his tenure at Core & Main, Mr. LeClair has overseen its corporate strategy and growth opportunities, including the separation of Core & Main from HD Supply in 2017 and through a successful IPO in 2021. Mr. LeClair also serves as a member of the Board of Directors of AAON, Inc., a publicly traded company (NASDAQ: AAON) and manufacturer of HVAC equipment, since 2017. Mr. LeClair holds an MBA from the University of Louisville and a bachelor’s degree in mechanical engineering from Union College.

Mr. LeClair will receive an annual retainer fee in the amount of $80,000, to be paid in four quarterly installments and a grant of restricted stock units with a grant date fair value of $175,000 based on the closing price of the stock on the grant date of November 7, 2025, both of which will be subject to proration to reflect the commencement date of his service on the Board. In addition, Mr. LeClair will receive meeting fees consistent with the Company’s other non-employee directors for fiscal year 2026. Further details regarding the non-employee director compensation program are described under the caption “Director Compensation” in the Company’s proxy statement for its 2025 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 11, 2025.

Mr. LeClair’s appointment, which is effective immediately, is for a term extending until the Company’s 2026 Annual Meeting of Shareholders. Mr. LeClair was determined by the Board to be “independent” under the requirements of the New York Stock Exchange and under the Company’s Corporate Governance Guidelines. The Board has not appointed Mr. LeClair to any committees of the Board.

Mr. LeClair is not a party to any arrangement or understanding regarding his appointment as an officer and does not have any family relationship with any of the Company’s executive officers or directors. Mr. LeClair is not a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. LeClair’s appointment, the Board approved a resolution to increase the number of board members from nine to ten.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 10, 2025

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Senior Vice President, General Counsel and Corporate Secretary